Exhibit 99.1

MDWerks, Inc. Announces Signed LOI for Proposed Joint Venture Between RF Specialties and Rex Lumber Company

Proposed RF-REX Co venture is intended to accelerate commercialization of radio frequency-based solutions for the lumber and wood-products industry.

GREEN COVE SPRINGS, Fla. – August 3 2026 – MDWerks, Inc. (“MDWerks” or the “Company”) today announced that that as a result of its recently deployed sawdust drying pilot system its subsidiary, RF Specialties, has signed a non-binding Letter of Intent with Rex Lumber Company to form a proposed joint venture focused on the development, deployment, and commercialization of radio frequency-based solutions for the lumber and broader wood-products industry.

The proposed joint venture would focus on utilizing their extensive IP portfolio and trade secrets for radio frequency technology applications including molecular sawdust drying, molecular wood-chip drying, board straightening, extraction systems for compounds such as turpentine and furfural, and future product development for the lumber industry.

Under the LOI, RF Specialties is expected to hold a 51% ownership interest in the joint venture and Rex Lumber is expected to hold a 49% ownership interest, with governance and other key terms to be finalized in definitive agreements.

RF Specialties is expected to contribute relevant radio frequency intellectual property, an exclusive license for lumber and wood-product applications, engineering and technical leadership, procurement and manufacturing oversight, and facility support from its Mills River, North Carolina location.

Rex Lumber is expected to contribute sales leadership, distribution and market deployment capabilities, strategic commercial support, and a substantial multi-million-dollar initial capital investment to support design, manufacturing, engineering expansion, technician hiring, and commercialization efforts.

“This LOI represents an important step in advancing MDWerks’ strategy to expand the commercial reach of RF Specialties’ radio frequency technologies into the lumber and wood-products market. By aligning our technology platform with Rex Lumber’s industry knowledge, commercial relationships, and capital commitment, we believe this proposed joint venture can accelerate deployment and create meaningful long-term value,” said Steven Laker, CEO of MDWerks, Inc

The LOI also provides that Rex Lumber may designate an individual to serve on the MDWerks Board of Directors to represent RF-REX Co and the Company’s lumber industry strategy, subject to applicable corporate approvals and governing documents.

The proposed joint venture is expected to pursue revenue opportunities from system sales, deployments, royalties, services, and broader commercial adoption across the lumber market.

The LOI is non-binding and is intended solely as a framework for the negotiation of definitive agreements. Any final transaction will remain subject to the execution of such agreements, applicable approvals, and customary closing conditions.

About MDWerks, Inc.

MDWerks, Inc. (OTCQB: MDWK) is a molecular targeting technology company developing proprietary energy-wave platforms that selectively influence target molecules to improve industrial processes. Supported by a broad patent estate, the Company’s technologies enhance extraction, molecular transfer, moisture control, product quality, processing efficiency, and sustainability across multiple industries.

Initially commercialized within beverage alcohol and wood products, MDWerks is expanding its platform into additional markets including industrial processing, water treatment (including desalination), chemical manufacturing, agriculture, pharmaceuticals, engineered materials, and advanced manufacturing. Through a scalable licensing model built around its proprietary intellectual property, MDWerks is transforming breakthrough science into recurring revenue opportunities across multiple global industries.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, we caution you that the forward-looking statements regarding the Company contained in this press release are subject to the risks and uncertainties described in the “Cautionary Note Regarding Forward-Looking Statements” section of our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that we file with the Securities and Exchange Commission. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the company is under no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

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